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                                                                   EXHIBIT 12.01

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                              (Dollars in millions)

                                                   2000      1999      1998      1997      1996

Earnings from continuing operations
      before provision for income taxes            $453      $ 72      $360      $446      $607
Add:
      Interest expense                              142       126        96        87        67
      Appropriate portion of rental
         expense(1)                                  28        28        28        27        22
      Amortization of capitalized interest           15        16        16        16        14
                                                   ----      ----      ----      ----      ----
Earnings as adjusted                               $638      $242      $500      $576      $710
                                                   ====      ====      ====      ====      ====

Fixed charges:
      Interest expense                             $142      $126      $ 96      $ 87      $ 67
      Appropriate portion of rental
         expense(1)                                  28        28        28        27        22
      Capitalized interest                            6        13        31        41        28
                                                   ----      ----      ----      ----      ----
Total fixed charges                                $176      $167      $155      $155      $117
                                                   ====      ====      ====      ====      ====

Ratio of earnings to fixed charges                  3.6x      1.5x      3.2x      3.7x      6.1x
                                                   ====      ====      ====      ====      ====

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(1)      For all periods presented, the interest component of rental expense is estimated to equal one-third of such expense.


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